Exhibit 99.1

Paramount Announces Third Quarter 2020 Results

– Enters into a 16-Year lease with iconic luxury jeweler Harry Winston for a portion of the retail space at 712 Fifth Avenue –

– Reports office rent collections of 99.0% in the third quarter –

NEW YORK – October 28, 2020 – Paramount Group, Inc. (NYSE: PGRE) (“Paramount” or the “Company”) filed its Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 today and reported results for the third quarter ended September 30, 2020.

Third Quarter Highlights:

Results of Operations:

•

Reported net loss attributable to common stockholders of $7.0 million, or $0.03 per diluted share, for the quarter ended September 30, 2020, compared to net income attributable to common stockholders of $7.1 million, or $0.03 per diluted share, for the quarter ended September 30, 2019.

•

Reported Core Funds from Operations (“Core FFO”) attributable to common stockholders of $49.6 million, or $0.22 per diluted share, for the quarter ended September 30, 2020, compared to $58.5 million, or $0.25 per diluted share, for the quarter ended September 30, 2019.

•

Net loss attributable to common stockholders and Core FFO attributable to common stockholders for the quarter ended September 30, 2020, include non-cash write-offs aggregating $12.0 million, or $0.05 per diluted share, for straight-line rent receivables.

•	Reported a 1.8% decrease in Same Store Cash Net Operating Income (“NOI”) and a 1.1% increase in Same Store NOI in the quarter ended September 30, 2020, compared to the same period in the prior year.
•

Leased 104,522 square feet, of which the Company’s share was 54,721 square feet that was leased at a weighted average initial rent of $73.48 per square foot. All of the square footage leased represented second generation space, for which the Company achieved a positive mark-to-market of 3.6% on a cash basis and 9.5% on a GAAP basis.

•

Entered into a 16-year lease with iconic luxury jeweler Harry Winston to renew its existing 19,000 square foot lease at 718 Fifth Avenue (a property managed by Paramount) and expand into an additional 18,000 square feet at Paramount’s adjacent 712 Fifth Avenue. This innovative combination of the two spaces provides Harry Winston with approximately 37,000 square feet of integrated prime retail space across multiple floors at one of the most desirable corners of Fifth Avenue, and reflects the creative efforts of both the Paramount and Harry Winston teams. The 16-year lease has a weighted average initial rent of $437.43 per square foot.

•	Reported portfolio-wide rent collections of 97.5% in the third quarter, including 99.0% from office tenants and 50.4% from “non-office” tenants.

Transactions and Capital Markets Activity:

•	Ended the quarter with $1.35 billion in liquidity, comprised of $546.9 million of cash and restricted cash and $800.0 million of borrowing capacity under its revolving credit facility.
•

Repurchased 2,956,293 common shares at a weighted average price of $6.77 per share, or $20.0 million in the aggregate, of which 1,233,190 shares were repurchased in the third quarter, at a weighted average price of $6.91 per share.

•	Declared a third quarter cash dividend of $0.10 per common share on September 15, 2020, which was paid on October 15, 2020.

Financial Results

Quarter Ended September 30, 2020

Net loss attributable to common stockholders was $7.0 million, or $0.03 per diluted share, for the quarter ended September 30, 2020, compared to net income attributable to common stockholders of $7.1 million, or $0.03 per diluted share, for the quarter ended September 30, 2019. Net loss attributable to common stockholders for the quarter ended September 30, 2020 includes non-cash write-offs aggregating $12.0 million, or $0.05 per diluted share, for straight-line rent receivables.

Funds from Operations (“FFO”) attributable to common stockholders was $49.7 million, or $0.22 per diluted share, for the quarter ended September 30, 2020, compared to $58.8 million, or $0.25 per diluted share, for the quarter ended September 30, 2019. FFO attributable to common stockholders for the quarter ended September 30, 2020 includes non-cash write-offs aggregating $12.0 million, or $0.05 per diluted share, for straight-line rent receivables. In addition, FFO attributable to common stockholders for the quarters ended September 30, 2020 and 2019 includes the impact of non-core items, which are listed in the table on page 10. The aggregate of the non-core items, net of amounts attributable to noncontrolling interests, increased FFO attributable to common stockholders for the quarters ended September 30, 2020 and 2019 by $0.1 million and $0.3 million, respectively, or $0.00 per diluted share.

Core FFO attributable to common stockholders, which excludes the impact of the non-core items listed on page 10, was $49.6 million, or $0.22 per diluted share, for the quarter ended September 30, 2020, compared to $58.5 million, or $0.25 per diluted share, for the quarter ended September 30, 2019.

Nine Months Ended September 30, 2020

Net loss attributable to common stockholders was $9.9 million, or $0.04 per diluted share, for the nine months ended September 30, 2020, compared to net income attributable to common stockholders of $13.2 million, or $0.06 per diluted share, for the nine months ended September 30, 2019. Net loss attributable to common stockholders for the nine months ended September 30, 2020 includes (i) $19.0 million, or $0.08 per diluted share, of non-cash write-offs, primarily for straight-line rent receivables, and (ii) $1.8 million, or $0.01 per diluted share, of reserves for uncollectible accounts receivable.

FFO attributable to common stockholders was $162.0 million, or $0.72 per diluted share, for the nine months ended September 30, 2020, compared to $168.2 million, or $0.72 per diluted share, for the nine months ended September 30, 2019. FFO attributable to common stockholders for the nine months ended September 30, 2020 includes (i) $19.0 million, or $0.08 per diluted share, of non-cash write-offs, primarily for straight-line rent receivables, and (ii) $1.8 million, or $0.01 per diluted share, of reserves for uncollectible accounts receivable. In addition, FFO attributable to common stockholders for the nine months ended September 30, 2020 and 2019 includes the impact of non-core items, which are listed in the table on page 10. The aggregate of the non-core items, net of amounts attributable to noncontrolling interests, increased FFO attributable to common stockholders for the nine months ended September 30, 2020 by $0.8 million, or $0.00 per diluted share, and decreased FFO attributable to common stockholders for the nine months ended September 30, 2019 by $0.7 million, or $0.00 per diluted share.

Core FFO attributable to common stockholders, which excludes the impact of the non-core items listed on page 10, was $161.2 million, or $0.72 per diluted share, for the nine months ended September 30, 2020, compared to $168.9 million, or $0.72 per diluted share, for the nine months ended September 30, 2019.

Portfolio Operations

Quarter Ended September 30, 2020

Same Store Cash NOI decreased by $1.6 million, or 1.8%, to $85.8 million for the quarter ended September 30, 2020 from $87.4 million for the quarter ended September 30, 2019. Same Store NOI increased by $1.1 million, or 1.1%, to $100.2 million for the quarter ended September 30, 2020 from $99.1 million for the quarter ended September 30, 2019.

During the quarter ended September 30, 2020, the Company leased 104,522 square feet, of which the Company’s share was 54,721 square feet that was leased at a weighted average initial rent of $73.48 per square foot. This leasing activity, offset by lease expirations in the quarter, decreased same store leased occupancy (properties owned by us during both reporting periods in a similar manner and not classified as discontinued operations) by 10 basis points to 95.6% at September 30, 2020 from 95.7% at June 30, 2020. All of the square footage leased in the third quarter represented second generation space (space that had been vacant for less than twelve months) for which the Company achieved a positive mark-to-market of 3.6% on a cash basis and 9.5% on a GAAP basis. The weighted average lease term for leases signed during the third quarter was 3.2 years and weighted average tenant improvements and leasing commissions on these leases were $0.47 per square foot per annum, or 0.6% of initial rent.

Nine Months Ended September 30, 2020

Same Store Cash NOI decreased by $1.4 million, or 0.5%, to $260.4 million for the nine months ended September 30, 2020 from $261.8 million for the nine months ended September 30, 2019. Same Store NOI increased by $3.3 million, or 1.1%, to $300.2 million for the nine months ended September 30, 2020 from $296.9 million for the nine months ended September 30, 2019.

During the nine months ended September 30, 2020, the Company leased 611,876 square feet, of which the Company’s share was 350,687 square feet that was leased at a weighted average initial rent of $89.68 per square foot. This leasing activity, offset by lease expirations in the nine months, decreased same store leased occupancy (properties owned by us during both reporting periods in a similar manner and not classified as discontinued operations) by 30 basis points to 95.6% at September 30, 2020 from 95.9% at December 31, 2019. Of the 611,876 square feet leased in the nine months, 318,577 square feet represented second generation space (space that had been vacant for less than twelve months) for which the Company achieved a positive mark-to-market of 22.9% on a cash basis and 23.4% on a GAAP basis. The weighted average lease term for leases signed during the nine months was 4.3 years and weighted average tenant improvements and leasing commissions on these leases were $7.16 per square foot per annum, or 8.0% of initial rent.

Guidance

The Company had previously provided its 2020 guidance on February 12, 2020, prior to the COVID-19 pandemic, which has materially impacted the U.S. and global economy. The Company withdrew its previously issued 2020 guidance on April 29, 2020 and is not providing an updated outlook at this time given the continued economic uncertainty and rapidly-evolving circumstances related to the COVID-19 pandemic. The Company will discuss the third quarter results and provide commentary on its business performance during its third quarter conference call.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance or achievements. These factors include, without limitation, the negative impact of the COVID-19 global pandemic on the U.S., regional and global economies and our tenants’ financial condition and results of operations, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the costs and availability of financing, the ability of our joint venture partners to satisfy their obligations, the effects of local, national and international economic and market conditions, the effects of acquisitions, dispositions and possible impairment charges on our operating results, regulatory changes, including changes to tax laws and regulations, and other risks and uncertainties detailed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission. The Company does not undertake a duty to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

FFO is a supplemental measure of our performance. We present FFO in accordance with the definition adopted by the National Association of Real Estate Investment Trusts (“Nareit”). Nareit defines FFO as net income or loss, calculated in accordance with GAAP, adjusted to exclude depreciation and amortization from real estate assets, impairment losses on certain real estate assets and gains or losses from the sale of certain real estate assets or from change in control of certain real estate assets, including our share of such adjustments of unconsolidated joint ventures. FFO is commonly used in the real estate industry to assist investors and analysts in comparing results of real estate companies because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. In addition, we present Core FFO as an alternative measure of our operating performance, which adjusts FFO for certain other items that we believe enhance the comparability of our FFO across periods. Core FFO, when applicable, excludes the impact of certain items, including, transaction related costs, realized and unrealized gains or losses on real estate fund investments, unrealized gains or losses on interest rate swaps, severance costs and gains or losses on early extinguishment of debt, in order to reflect the Core FFO of our real estate portfolio and operations. In future periods, we may also exclude other items from Core FFO that we believe may help investors compare our results.

FFO and Core FFO are presented as supplemental financial measures and do not fully represent our operating performance. Other REITs may use different methodologies for calculating FFO and Core FFO or use other definitions of FFO and Core FFO and, accordingly, our presentation of these measures may not be comparable to other real estate companies. Neither FFO nor Core FFO is intended to be a measure of cash flow or liquidity. Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations and cash flows.

NOI is used to measure the operating performance of our properties. NOI consists of rental revenue (which includes property rentals, tenant reimbursements and lease termination income) and certain other property-related revenue less operating expenses (which includes property-related expenses such as cleaning, security, repairs and maintenance, utilities, property administration and real estate taxes). We also present Cash NOI which deducts from NOI, straight-line rent adjustments and the amortization of above and below-market leases, including our share of such adjustments of unconsolidated joint ventures. In addition, we present PGRE's share of NOI and Cash NOI which represents our share of NOI and Cash NOI of consolidated and unconsolidated joint ventures, based on our percentage ownership in the underlying assets. We use NOI and Cash NOI internally as performance measures and believe they provide useful information to investors regarding our financial condition and results of operations because they reflect only those income and expense items that are incurred at property level.

Same Store NOI is used to measure the operating performance of properties in our New York and San Francisco portfolios that were owned by us in a similar manner during both the current period and prior reporting periods, and represents Same Store NOI from consolidated and unconsolidated joint ventures based on our percentage ownership in the underlying assets. Same Store NOI also excludes lease termination income, impairment of receivables arising from operating leases and certain other items that may vary from period to period. We also present Same Store Cash NOI, which excludes the effect of non-cash items such as the straight-line rent adjustments and the amortization of above and below-market leases.

A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in this press release and in our Supplemental Information for the quarter ended September 30, 2020, which is available on our website.

Investor Conference Call and Webcast

The Company will host a conference call and audio webcast on Thursday, October 29, 2020 at 10:00 a.m. Eastern Time (ET), during which management will discuss the third quarter results and provide commentary on business performance. A question and answer session with analysts and investors will follow the prepared remarks.

The conference call can be accessed by dialing 877-407-0789 (domestic) or 201-689-8562 (international). An audio replay of the conference call will be available from 1:00 p.m. ET on October 29, 2020 through November 5, 2020 and can be accessed by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 13711586.

A live audio webcast of the conference call will be available through the “Investors” section of the Company’s website, www.paramount-group.com. A replay of the webcast will be archived on the Company’s website.

About Paramount Group, Inc.

Headquartered in New York City, Paramount Group, Inc. is a fully-integrated real estate investment trust that owns, operates, manages, acquires and redevelops high-quality, Class A office properties located in select central business district submarkets of New York City and San Francisco. Paramount is focused on maximizing the value of its portfolio by leveraging the sought-after locations of its assets and its proven property management capabilities to attract and retain high-quality tenants.

Contact Information:

Wilbur Paes Executive Vice President, Chief Financial Officer 212-237-3122 ir@paramount-group.com	Robert Simone Director, Business Development & Investor Relations 212-237-3138 ir@paramount-group.com

Media:

212-492-2285

pr@paramount-group.com

Paramount Group, Inc.

Consolidated Balance Sheets

(Unaudited and in thousands)

Assets:	September 30, 2020	December 31, 2019
Real estate, at cost
Land	$1,966,237	$1,966,237
Buildings and improvements	5,969,297	5,923,648
	7,935,534	7,889,885
Accumulated depreciation and amortization	(920,078)	(790,216)
Real estate, net	7,015,456	7,099,669
Cash and cash equivalents	515,942	306,215
Restricted cash	30,965	25,272
Investments in unconsolidated joint ventures	417,592	449,180
Investments in unconsolidated real estate funds	12,867	10,317
Accounts and other receivables	15,289	19,231
Due from affiliates	-	36,918
Deferred rent receivable	326,050	301,588
Deferred charges, net	120,211	126,367
Intangible assets, net	167,675	203,169
Assets related to discontinued operations	103,787	104,836
Other assets	80,660	51,373
Total assets	$8,806,494	$8,734,135

Liabilities:
Notes and mortgages payable, net	$3,798,944	$3,783,851
Revolving credit facility	200,000	36,918
Accounts payable and accrued expenses	109,228	117,356
Dividends and distributions payable	24,173	25,255
Intangible liabilities, net	61,485	73,789
Other liabilities	59,531	66,004
Total liabilities	4,253,361	4,103,173
Equity:
Paramount Group, Inc. equity	3,690,246	3,785,730
Noncontrolling interests in:
Consolidated joint ventures	436,576	360,778
Consolidated real estate fund	79,168	72,396
Operating Partnership	347,143	412,058
Total equity	4,553,133	4,630,962
Total liabilities and equity	$8,806,494	$8,734,135

Paramount Group, Inc.

Consolidated Statements of Income

(Unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Revenues:
Rental revenue	$165,420	$181,115	$504,834	$530,500
Fee and other income	11,355	10,138	27,045	26,485
Total revenues	176,775	191,253	531,879	556,985
Expenses:
Operating	67,865	68,846	199,192	199,043
Depreciation and amortization	58,889	60,696	176,032	181,685
General and administrative	16,805	16,319	46,955	51,457
Transaction related costs	81	786	542	1,704
Total expenses	143,640	146,647	422,721	433,889
Other income (expense):
Loss from unconsolidated joint ventures	(4,268)	(1,332)	(14,444)	(2,815)
(Loss) income from unconsolidated real estate funds	(56)	206	85	271
Interest and other income, net	1,104	1,222	2,360	7,705
Interest and debt expense	(35,792)	(37,325)	(108,420)	(111,462)
(Loss) income from continuing operations, before income taxes	(5,877)	7,377	(11,261)	16,795
Income tax (expense) benefit	(393)	583	(1,135)	(823)
(Loss) income from continuing operations, net	(6,270)	7,960	(12,396)	15,972
Income from discontinued operations, net	2,147	3,040	5,815	7,202
Net (loss) income	(4,123)	11,000	(6,581)	23,174
Less net (income) loss attributable to noncontrolling interests in:
Consolidated joint ventures	(3,566)	(3,051)	(5,485)	(8,253)
Consolidated real estate fund	79	(109)	1,291	(256)
Operating Partnership	652	(758)	895	(1,419)
Net (loss) income attributable to common stockholders	$(6,958)	$7,082	$(9,880)	$13,246

(Loss) income per Common Share - Basic:
(Loss) income from continuing operations, net	$(0.04)	$0.02	$(0.07)	$0.03
Income from discontinued operations, net	0.01	0.01	0.03	0.03
Net (loss) income per common share	$(0.03)	$0.03	$(0.04)	$0.06
Weighted average common shares outstanding	221,461,146	231,197,838	223,593,376	232,974,210

(Loss) income per Common Share - Diluted:
(Loss) income from continuing operations, net	$(0.04)	$0.02	$(0.07)	$0.03
Income from discontinued operations, net	0.01	0.01	0.03	0.03
Net (loss) income per common share	$(0.03)	$0.03	$(0.04)	$0.06
Weighted average common shares outstanding	221,461,146	231,229,939	223,593,376	233,004,917

Paramount Group, Inc.

Reconciliation of Net (Loss) Income to FFO and Core FFO

(Unaudited and in thousands, except share and per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Reconciliation of Net (Loss) Income to FFO and Core FFO:
Net (loss) income	$(4,123)	$11,000	$(6,581)	$23,174
Real estate depreciation and amortization (including our share
of unconsolidated joint ventures)	71,131	65,099	212,617	192,508
Adjustments related to discontinued operations	-	1,222	690	5,947
FFO	67,008	77,321	206,726	221,629
Less FFO attributable to noncontrolling interests in:
Consolidated joint ventures	(12,695)	(12,142)	(30,375)	(35,167)
Consolidated real estate fund	79	(109)	1,291	(256)
FFO attributable to Paramount Group Operating Partnership	54,392	65,070	177,642	186,206
Less FFO attributable to noncontrolling interests in
Operating Partnership	(4,659)	(6,294)	(15,660)	(17,997)
FFO attributable to common stockholders	$49,733	$58,776	$161,982	$168,209
Per diluted share	$0.22	$0.25	$0.72	$0.72

FFO	$67,008	$77,321	$206,726	$221,629
Non-core items:
Our share of distributions from 712 Fifth Avenue
in excess of earnings	(498)	(976)	(1,806)	(1,037)
Other, net	308	715	935	1,798
Core FFO	66,818	77,060	205,855	222,390
Less Core FFO attributable to noncontrolling interests in:
Consolidated joint ventures	(12,695)	(12,142)	(30,375)	(35,167)
Consolidated real estate fund	79	(109)	1,291	(256)
Core FFO attributable to Paramount Group Operating Partnership	54,202	64,809	176,771	186,967
Less Core FFO attributable to noncontrolling interests in
Operating Partnership	(4,642)	(6,269)	(15,584)	(18,075)
Core FFO attributable to common stockholders	$49,560	$58,540	$161,187	$168,892
Per diluted share	$0.22	$0.25	$0.72	$0.72

Reconciliation of weighted average shares outstanding:
Weighted average shares outstanding	221,461,146	231,197,838	223,593,376	232,974,210
Effect of dilutive securities	6,025	32,101	14,740	30,707
Denominator for FFO and Core FFO per diluted share	221,467,171	231,229,939	223,608,116	233,004,917

Paramount Group, Inc.

Reconciliation of Net (Loss) Income to Same Store NOI and Same Store Cash NOI

(Unaudited and in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
Reconciliation of Net (Loss) Income to Same Store NOI and Same Store Cash NOI:
Net (loss) income	$(4,123)	$11,000	$(6,581)	$23,174
Add (subtract) adjustments to arrive at NOI and Cash NOI:
Depreciation and amortization	58,889	60,696	176,032	181,685
General and administrative	16,805	16,319	46,955	51,457
Interest and debt expense	35,792	37,325	108,420	111,462
Income tax expense (benefit)	393	(583)	1,135	823
NOI from unconsolidated joint ventures	12,935	4,973	36,703	14,569
Loss from unconsolidated joint ventures	4,268	1,332	14,444	2,815
Fee income	(9,153)	(7,159)	(21,692)	(17,371)
Interest and other income, net	(1,104)	(1,222)	(2,360)	(7,705)
Adjustments related to discontinued operations	10	1,222	700	5,947
Other, net	137	580	457	1,433
NOI	114,849	124,483	354,213	368,289
Less NOI attributable to noncontrolling interests in:
Consolidated joint ventures	(20,433)	(18,765)	(51,857)	(54,513)
Consolidated real estate fund	205	-	1,645	23
PGRE's share of NOI	94,621	105,718	304,001	313,799
Acquisitions	(7,160)	-	(24,877)	-
Dispositions / Discontinued Operations (1)	(2,157)	(7,133)	(6,515)	(16,955)
Non-cash write-offs (primarily straight-line rent receivables) (2)	13,109	-	20,794	-
Reserves for uncollectible accounts receivable (2)	-	172	1,940	448
Lease termination income and other, net	1,772	381	4,872	(431)
PGRE's share of Same Store NOI	$100,185	$99,138	$300,215	$296,861

NOI	$114,849	$124,483	$354,213	$368,289
Less:
Straight-line rent adjustments (including our share of unconsolidated joint ventures)	(5,523)	(11,556)	(27,364)	(34,362)
Amortization of above and below-market leases, net (including our share of unconsolidated joint ventures)	(2,986)	(2,787)	(7,519)	(8,772)
Adjustments related to discontinued operations	128	91	361	302
Cash NOI	106,468	110,231	319,691	325,457
Less Cash NOI attributable to noncontrolling interests in:
Consolidated joint ventures	(14,513)	(16,680)	(41,431)	(47,048)
Consolidated real estate fund	205	-	1,645	23
PGRE's share of Cash NOI	92,160	93,551	279,905	278,432
Acquisitions	(5,899)	-	(19,459)	-
Dispositions / Discontinued Operations (1)	(2,285)	(6,760)	(6,876)	(16,664)
Reserves for uncollectible accounts receivable (2)	-	172	1,940	448
Lease termination income and other, net	1,801	403	4,848	(454)
PGRE's share of Same Store Cash NOI	$85,777	$87,366	$260,358	$261,762

(1)	Primarily represents NOI and Cash NOI from discontinued operations (1899 Pennsylvania Avenue in 2020 and 1899 Pennsylvania Avenue and Liberty Place in 2019).
(2)

Represents impairments of receivables arising from operating leases that have been consistently excluded from our same store results in prior periods as noted in our definition of these terms. In prior periods, adjustments for these items have been relatively small and as such, were included within "other".